SUNAMERICA STYLE SELECT SERIES, INC.

                             ARTICLES SUPPLEMENTARY

          SUNAMERICA STYLE SELECT SERIES, INC., a Maryland corporation having its principal office in New York, New York (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: THE LARGE-CAP VALUE PORTFOLIO shall be renamed "FOCUSED LARGE-CAP VALUE PORTFOLIO."

          SECOND: THE SMALL-CAP VALUE PORTFOLIO shall be renamed "FOCUSED 2000 VALUE PORTFOLIO."

          THIRD: THE MULTI-CAP VALUE PORTFOLIO shall be renamed " SUNAMERICA VALUE FUND."

          FOURTH: THE SMALL-CAP GROWTH PORTFOLIO shall be renamed "FOCUSED 2000 GROWTH PORTFOLIO."

          FIFTH: THE MULTI-CAP GROWTH PORTFOLIO shall be renamed "FOCUSED MULTI-CAP GROWTH PORTFOLIO."

          SIXTH: THE FOCUSED VALUE PORTFOLIO shall be renamed "FOCUSED MULTI-CAP VALUE PORTFOLIO."

          SEVENTH: THE FOCUSED INTERNATIONAL PORTFOLIO shall be renamed "FOCUSED INTERNATIONAL EQUITY PORTFOLIO."

          EIGHTH: THE FOCUSED GROWTH PORTFOLIO shall be renamed "FOCUSED LARGE-CAP GROWTH PORTFOLIO."

          NINTH:   The  Focus  Portfolio   shall  be  renamed   "Focused  Growth
          Portfolio."

          TENTH: The foregoing amendments to the Charter of the Corporation do not increase the authorized capital stock of the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused these present to be signed in its name and on its behalf by its President and attested by its Vice President and Assistant Secretary on this 3rd day of June, 2002. The actions contained herein shall be effective on or about April 16, 2002.

                                            SUNAMERICA STYLE SELECT SERIES, INC.

                                            By: /s/ Peter A. Harbeck
                                               ---------------------------------
                                                    Name:  Peter A. Harbeck
                                                    Title: President



ATTEST:

   /s/ Peter E. Pisapia
---------------------------
Name:  Peter E. Pisapia
Title: Vice President and Assistant Secretary

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          The undersigned,  President of SunAmerica  Style Select Series,  Inc.,
who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof, are true in all material respects under the penalties of perjury.


                                            By: /s/ Peter A. Harbeck
                                               ---------------------------------
                                                    Name:  Peter A. Harbeck
                                                    Title: President